UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016 (July 19, 2016)

JM GLOBAL HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-37513	47-3709051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1615 South Congress Avenue Suite 103 Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 900-3672

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 19, 2016, in accordance with the amended and restated certificate of incorporation of JM Global Holding Company (the “Company”), the board of directors of the Company (the “Board”) increased the size of the Board from five to seven and appointed Arthur B. Drogue and Shifu Zhao as Class I directors to serve until the 2016 annual meeting of stockholders. Mr. Drogue was also appointed to replace Peter Nathaniel as a member of the Audit Committee of the Board. Following such appointments, the Company believes that it is in compliance with Nasdaq listing standards, which require that the board of directors of a newly listed issuer consist of a majority of independent directors and its audit committee consist solely of independent directors within one year of the issuer’s initial public offering.

Arthur B. Drogue, age 71, has served as a Director of the Spar Group (Nasdaq: SGRP), a company that provides retail services to the consumer goods industry, since January 2013 and as a Director of Ruiz Foods, a privately held Mexican frozen foods company, since November 2011. Mr. Drogue has also served as the Chairman of Apollo Food Group dba Yasso, a private frozen Greek yogurt company, since December 2013 and as the Chairman of Cheating Gourmet, a private frozen seafood and frozen meat company, since January 2016. Mr. Drogue has served as Co-Founder and Partner of The Resource Team, a consulting practice focused on the consumer goods industry, since November 2011. Mr. Drogue served as the Interim Chief Operating Officer of Unreal Candy Company, a start-up confections company, from October 2012 to July 2013. Mr. Drogue served as an Operating Partner of the Raptor Consumer Fund, a private fund that invests in early stage companies in the consumer goods industry, from January 2011 to January 2015. Mr. Drogue was a Senior Vice President at Unilever NV (NYSE: UL) from 2000 until 2010. His previous professional experience includes senior management positions at Best Foods (Vice President of Sales, U.S., from 1999 to 2000), Sunbeam (Vice President of Sales, North America, from 1998 to 1999), Nabisco (Vice President and then Senior Vice President, Sales, from 1991 to 1998), Northeastern Organization Inc. (from 1989 to 1991), and General Mills (NYSE: GIS) (various positions, including Director of Operations and Strategic Planning, from 1969 to 1989). Mr. Drogue graduated with a B.A. from Stetson University. We believe that Mr. Drogue is well qualified to serve as a member of the Board due to his extensive experience serving as a director and senior officer of public and private companies.

Shifu Zhao, age 50, has served in various capacities for the Food and Drug Administration since November 2011, currently as Project Manager for the Center for Biologics Evaluation and Research of the Federal Drug Administration. From December 2006 through October 2011, Mr. Zhao served as Senior Clinical Data Manager for Allergan plc (NYSE: AGN). From January 2000 through December 2006, Mr. Zhao served in clinical data functions for Touchstone Research (formerly Clinical Cardiovascular Research), Nabi Biopharmaceuticals, Cato Research and Westat. Mr. Zhao received a B.S. from Jiangxi Agricultural University, a M.S. from Fujian Agriculture and Forestry University and a Ph.D. in entomology from West Virginia University. We believe Dr. Zhao is well qualified to serve as a member of the Board because his clinical and technical background adds to, and rounds out the experience of, the Board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2016

JM GLOBAL HOLDING COMPANY

By:	/s/ Tim Richerson
Name: Tim Richerson
Title: Chief Executive Officer

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